Exhibit 99.1

IonQ Announces Agreement to Acquire Oxford Ionics,

Accelerating Path to Pioneering Breakthroughs in Quantum Computing

Deal builds on the strategic cooperation between the United States and United Kingdom to unlock next-generation technologies, and enhances Oxford Ionics’ position as a global hub for quantum computing R&D

Combined entity intends to deliver the world’s most powerful quantum computers by bringing together complementary technologies

The combination is expected to accelerate innovation in drug discovery, materials science, financial modeling, logistics, chemistry, aerospace, cybersecurity and defense

COLLEGE PARK, Md. & OXFORD, England--(BUSINESS WIRE)--IonQ (NYSE: IONQ) and Oxford Ionics today announced they have entered into a definitive agreement for IonQ to acquire Oxford Ionics in a transaction valued at $1.075 Billion, which will consist of $1.065 Billion in shares of IonQ common stock and approximately $10 Million in cash (subject to customary closing adjustments and expenses).

IonQ is a leader in quantum computing and networking, developing high performance systems based on trapped ion technology, to help solve the world’s most complex commercial and research challenges. Oxford Ionics holds the current world records for fidelity, which measures the accuracy of quantum operations.

The transaction will bring together IonQ’s quantum compute, application and networking stack with Oxford Ionics’ groundbreaking ion-trap technology manufactured on standard semiconductor chips. The combined technologies are expected to deliver innovative, reliable quantum computers that increase in power, scale, and problem-solving capabilities. Both companies expect to benefit from the other’s complementary technologies, deep expertise, and IonQ’s global resources and established customer base.

The combined company expects to build systems with 256 physical qubits at accuracies of 99.99% by 2026 and advance to over 10,000 physical qubits with logical accuracies of 99.99999% by 2027. The combined company anticipates extending its innovation by reaching 2 million physical qubits in its quantum computers by 2030, enabling logical qubit accuracies exceeding 99.9999999999%.

The quantum computing market is projected to create up to $850 billion of global economic value by 2040 according to Boston Consulting Group. The management teams believe the transaction will enable the combined company to pioneer breakthroughs in quantum computing. IonQ expects that combining with Oxford Ionics will help drive the creation of disruptive applications that enable substantial revenue growth opportunities.

Oxford Ionics’ team is expected to play a vital role in the combined company’s future. Both Oxford Ionics founders, Dr. Chris Ballance and Dr. Tom Harty, are expected to remain with IonQ after the acquisition is completed, continuing their pioneering work on quantum technology development in the UK. The combined entity also plans to expand its workforce in Oxford to further develop the UK’s position as a leader in quantum computing.

The combined company expects to maintain all existing customer relationships, including government partnerships in both the UK and US. The company also plans to continue working with the UK National Quantum Computing Centre and the government’s Quantum Missions program, driven by the Department for Science, Innovation and Technology and Innovate UK, helping to develop practical quantum computing applications in manufacturing, pharmaceuticals, and defense.

“IonQ’s vision has always been to drive real-world impact in every era and year of quantum computing’s growth. Today’s announcement of our intention to acquire Oxford Ionics accelerates our mission to full fault-tolerant quantum computers with 2 million physical qubits and 80,000 logical qubits by 2030,” said Niccolo de Masi, CEO of IonQ. “We believe the advantages of our combined technologies will set a new standard within quantum computing and deliver superior value for our customers through market-leading enterprise applications.

De Masi continued, “We are pleased to welcome Oxford Ionics founders Dr. Chris Ballance and Dr. Tom Harty, and the rest of the Oxford Ionics team to IonQ. Their groundbreaking ion-trap-on-a-chip technology will accelerate IonQ’s commercial quantum computer miniaturization and global delivery. Our combined path to millions of qubits by 2030 will help ensure unit economics, scale, and power as quantum computing rapidly evolves.”

“We’re tremendously excited to work alongside the world-class quantum computing and networking teams at IonQ. Together, we intend to move faster than any other player in the industry to deliver the leading fault-tolerant quantum computers with transformative value for customers,” said CEO of Oxford Ionics, Dr. Chris Ballance. “At Oxford Ionics, we have not only pioneered the most accurate quantum platform on the market – we have also engineered a quantum chip capable of being manufactured in standard semiconductor fabs. We look forward to integrating this innovative technology to help accelerate IonQ’s quantum computing roadmap for customers in Europe and worldwide.”

The acquisition of Oxford Ionics follows IonQ’s recent quantum computing and networking momentum, including the recent acquisition of Lightsynq and pending acquisition of Capella.

To learn more, please join “IonQ’s Path to Large-Scale, Fault-Tolerant Quantum Computing” webinar today, June 9th at 6:00 pm BST, 1:00 pm EST, 10 am PT. Register here: https://ionq.com/events#registration-form

The number of shares of IonQ common stock to be issued will not be less than 21,143,538 shares or more than 35,241,561 shares, which is expected to equate to between 7.02% and 11.46% of the outstanding IonQ shares after the issuance, after giving effect to the expected issuance of shares to Capella shareholders upon closing that transaction. The final number of shares to be issued as consideration will be calculated using the volume-weighted average price for IonQ shares for the 20 trading days immediately preceding the third business day prior to the closing, but will not be more than $50.37 per share or less than $30.22 per share. The transaction is subject to customary closing conditions, including receipt of required regulatory approvals. The transaction is expected to close in 2025.

Advisors

Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to IonQ. Hogan Lovells is serving as legal counsel to Oxford Ionics. Morgan Stanley & Co. LLC served as exclusive financial advisor to Oxford Ionics.

About IonQ

IonQ is a leader in the quantum computing and networking industries, delivering high-performance systems aimed at solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The company’s innovative technology and rapid growth were recognized in Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

About Oxford Ionics

Oxford Ionics was co-founded in 2019 by Dr. Chris Ballance and Dr. Tom Harty who both hold world records in quantum breakthroughs. The team includes 80 global experts across physics, quantum architecture, engineering and software. Oxford Ionics’ investors include Braavos, OSE, Lansdowne Partners, Prosus Ventures, 2xN, and Hermann Hauser (founder of chip giant ARM). In 2024, Oxford Ionics rapidly commercialized its technology, selling full-stack quantum computers to the UK’s National Quantum Computing Centre (NQCC) and Germany’s Cyberagentur. The company also holds the world records in the three most important metrics for quantum performance: single- and two-qubit gate fidelity and quantum state preparation and measurement (SPAM). For more information, visit our website www.oxionics.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “will,” “believe,” “pending,” “look forward,” “accelerate,” “anticipate,” “intention,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “forecast,” “offers,” “advancing,” “ambition,” “deepen,” “potential,” “enable,” “encourage,” “expand,” “opportunity,” “well positioned,” and other similar expressions are intended to identify forward-looking statements. These statements include those related to IonQ’s future acquisition of Oxford Ionics and its acquisition of, and partnerships with, other quantum computing companies and the expected benefits of such acquisitions and partnerships, as well as IonQ’s quantum computing capabilities and networking sector; the efficacy of new applications of quantum computing; the relevance and utility of quantum algorithms and applications run on IonQ’s quantum computers; the success of partnerships and collaborations between IonQ and other parties, including development and commercialization of products and services with such parties; IonQ closing anticipated acquisitions; IonQ’s retention of Oxford Ionic’s employees and its expansion in the U.K.; IonQ’s ability to utilize the technology of acquired companies to accelerate the development and scale of IonQ’s systems and offerings; advancement of quantum networking technology; the Company’s technology driving commercial applications in the future; the Company’s future financial and operating performance, including our preliminary outlook and guidance; the appearance of new applications of IonQ’s products and services; the ability for third parties to implement IonQ’s offerings to solve their problems and increase their quantum computing capabilities; expansion of IonQ’s sales pipeline; IonQ’s quantum computing capabilities and plans; future deliveries of and access to IonQ’s quantum computers and services; future purchases of IonQ’s offerings by customers using congressionally-appropriated funds from the U.S. government; IonQ’s performance of existing contracts in the future, including anticipated timing of completion of research, development and manufacturing by IonQ; IonQ receiving additional revenues under planned subsequent phases of customer contracts; and the scalability and reliability of IonQ’s quantum computing offerings. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to uncertainties as to the timing to consummate the potential acquisition of Oxford Ionics; the risk that a condition to closing the acquisition may not be satisfied; the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the parties; IonQ’s ability to achieve the benefits from the proposed transaction and effectively integrate Oxford Ionics in its operations. IonQ’s ability to implement its technical roadmap; changes in the competitive industries in which IonQ operates, including development of competing technologies; IonQ’s ability to sell effectively to government entities and large enterprises; changes in laws and regulations affecting IonQ’s and its suppliers’ businesses; IonQ’s ability to implement its business plans, forecasts and other expectations, to identify and realize partnerships and opportunities, and to engage new and existing customers; IonQ’s ability to effectively integrate its acquisitions, IonQ’s ability to effectively enter new markets; IonQ’s ability to deliver services and products within currently anticipated timelines; IonQ’s inability to attract and retain key personnel, including personnel of acquired companies; the conditions for closing IonQ’s anticipated acquisitions not being met; IonQ’s customers deciding or declining to extend contracts into new phases; the inability of IonQ’s suppliers to deliver components that meet expectations timely; changes in U.S. government spending or policy that may affect IonQ’s customers; changes to U.S. government goals and metrics of success with regard to implementation of quantum computing and quantum networking; and risks associated with U.S. government sales, including availability of funding and provisions that allow the government to unilaterally terminate or modify contracts for convenience. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors” section of IonQ’s most recent periodic financial report (Forms 10-Q or 10-K) and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

Contacts

IonQ Media Contact:

Jane Mazur

press@ionq.com

IonQ Investor Contact:

investors@ionq.com